EXHIBIT 5.1
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                          [McGuireWoods,LLP Letterhead]


                                   May 4, 2001



Commodore Applied Technologies, Inc.
2121 Jamieson Avenue, Suite 1406
Alexandria, VA  22314

         Re:      Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel to Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 19,241,667 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), which are being registered in connection with the proposed sale of the Shares by the persons listed as selling stockholders therein. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         The Shares consist of (i) currently issued and outstanding shares of Common Stock owned by certain of the selling stockholders described in the prospectus (the "Outstanding Shares"), and (ii) shares of Common Stock (the "Conversion Shares") that may be issuable (x) upon conversion of that certain 9.75% Secured Promissory Note dated September 15, 2000 issued by the Company in favor of S. Brewer Enterprises, Inc. and (y) upon exercise of certain warrants to purchase up to 500,000 shares of Common Stock issued to holders of the 12% Senior Secured Promissory Notes issued by the Company on November 13, 2000 (the "Warrants").

         In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, By-laws and minutes, and such other documents and records, as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact, as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

         We have assumed that the Outstanding Shares have been issued and that the certificates evidencing the same have been duly delivered against receipt of the consideration stipulated therefor, which consideration was not less than the par value of the Outstanding Shares. We have also assumed that the Conversion Shares will be issued, and the certificates evidencing the same will be duly


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delivered,  in accordance  with the terms of the Warrants and against receipt of the consideration stipulated therefor, which consideration will not be less than the par value of the Conversion Shares.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and have been, or when transferred or issued, delivered and paid for in accordance with the foregoing assumptions will be, validly issued, fully paid and non-assessable.

         The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion letter is rendered as of the date first written above. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                              Very truly yours,

                                              McGuireWoods, LLP